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Ex. 10.09

                                   PROMISSORY NOTE

                                   October 2, 1997


     On demand after date, for value received, I promise to pay to the order of PETERSON & SONS HOLDING COMPANY Thirty-Seven Thousand Five Hundred and no/100 Dollars ($37,500) at 4001 W. 104th Terrace, Overland Park, Kansas 66207, with interest at ten percent (10%) per annum from date until paid. Interest payable annually.

     Due on demand.


                              SONGS FOR THE PLANET, INC.


                              /s/ Elizabeth A. Peters
                              -------------------------------------
                              By: Elizabeth A. Peters, President